2020 Annual Shareholder Meeting Exhibit 99.1

Caution Regarding Forward - Looking Statements This presentation contains forward - looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995). Such statements are not historical facts, but rather are based on our current expectations, estimates and projections about our industry, our company, and our company’s operation and financial condition. Words including “may,” “will,” “could,” “would,” “should,” “anticipate,” “expect,” “intend,” “plan,” “project,” “believe,” “seek,” “estimate” and similar expressions are intended to identify forward - looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, some of which remain beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward - looking statements. Such risk factors are disclosed from time to time in filings made by Select Bancorp, Inc. with the Securities and Exchange Commission. We caution you not to place undue reliance on these forward - looking statements, which reflect management’s view only as of the date of this presentation. We are not obligated to update these statements or publicly release the result of any revisions to them to reflect events or circumstances after the date of this presentation or to reflect the occurrence of unanticipated events.

Select Bancorp, Inc. • Select Bancorp, Inc. is the holding company for Select Bank & Trust. • Headquartered in Dunn, NC, the bank was established in May 2000. • Focused on personal and small business customers, Select Bank & Trust serves North Carolina, South Carolina and Virginia with 22 full - service offices and 3 loan production offices.

Mission & Values To be the bank of choice in the communities we serve by providing exceptional customer service, superior products and experienced bankers using a common sense approach to banking. Leadership Teamwork Integrity Service Commitment

Experienced management William L. Hedgepeth II President and Chief Executive Officer Mark A. Jeffries Executive Vice President Chief Financial Officer David Richard “Rick” Tobin, Jr. Executive Vice President Chief Credit Officer A native of North Carolina, Bill has been in the banking industry since 1983. Bill has served as President and Chief Executive Officer of Select Bank & Trust since 2014. He served as President and Chief Executive Officer of New Century Bank from 2007 – 2014 and as Chief Executive Officer of the former New Century Bank of Fayetteville from 2004 – 2007. He is a graduate of the University of North Carolina in Chapel Hill, N.C. W. Keith Betts Executive Vice President Chief Banking Officer A native of Delaware, Keith has been in the banking industry since 1980. He has served as Chief Banking Officer since January 2017. He previously served as Regional Executive for the bank’s New Hanover and Brunswick County, North Carolina markets. He founded Port City Capital Bank in Wilmington in 2001 and served as the bank’s President and Chief Executive Officer until the bank was sold in 2006. He is a graduate of St. Andrews Presbyterian College in Laurinburg, N.C. Lynn H. Johnson Executive Vice President Chief Operating Officer A native of Georgia, Mark has been in the banking industry since 2004. Mark has served as chief financial officer of Select Bank since 2014. He served as chief financial officer of Millennium Bank from 2009 – 2014 and as chief financial officer of Asheville Savings Bank from 2007 – 2008. He also served as controller and interim chief financial officer of Gateway Bank from 2004 – 2007. He is a graduate of East Carolina University in Greenville, N.C. A native of North Carolina, Lynn has been in the banking industry since 2003. Lynn has served as chief administrative officer for Select Bank & Trust since 2014 and as Chief Operating Officer since 2017. She served as Corporate Ethics Officer and Human Resources Director from 2011 – 2014 and as the Human Resources Director from 2003 – 2014. Lynn is certified as a Senior Professional of Human Resources (SPHR) and as a Corporate Compliance Ethics Professional (CCEP). She is a graduate of Wake Technical Community College in Raleigh, N.C. A native of Virginia, Rick has been in the banking industry since 1981. He has served as Chief Credit officer for Select Bank & Trust since 2014. He served as Chief Credit Officer for New Century Bank from 2012 – 2014 and as a Senior Credit Administrator from 2008 – 2012. He is a graduate of Appalachian State University in Boone, N.C.

2019 Highlights □ Successful sale of the Six Mile, SC location. □ Closed the Washington, NC location. □ Opened our first office in Holly Springs, NC, the second location in Wake County, NC. □ Acquired a new location in Virginia Beach, VA from City National Bank. □ Successful repurchase of Select Bancorp, Inc. common stock.

Total deposits (In millions) $995 $980 $993 $983 2017 2018 2019 1st Q 2020

Total loans (In millions) $983 $986 $1,030 $1,040 2017 2018 2019 1st Q 2020

Total assets (In millions) $1,190 $1,300 $1,275 $1,263 2017 2018 2019 1st Q 2020

Net income (In thousands) $3,185 $13,782 $13,035 $1,104 2017 2018 2019 1st Q 2020

Key ratios Return on Average Equity 2.93% 8.51% 6.08% 2.07% 2017 2018 2019 1st Q 2020 Return on Average Equity

Key ratios 0.35% 1.12% 1.03% 0.35% 2017 2018 2019 1st Q 2020 Return on Average Assets

Key ratios 4.14% 4.19% 4.04% 4.03% 4.09% 3.98% 3.58% 3.59% 2017 2018 2019 1ST Q 2020 Net Interest Margin/Spread

Key ratios 72.69% 62.83% 66.40% 71.36% 2017 2018 2019 1st Q 2020 Efficiency Ratio

Focus in 2020 • Opened a new location in Cornelius, NC in February 2020. • Acquisition of 3 new branches in western NC from Entegra Bank, a division of First Citizens Bank. • Navigating the unprecedented times of COVID - 19. • Successfully helped our small business customers with their COVID - 19 Stimulus Paycheck Protection Program loans: • 1,116 PPP loans originated through May 4, 2020 • Total loan amount of $91,497,072 through May 4, 2020 • 696 loans originated with a loan amount at $50,000 or under • 72% of loans originated had a loan amount at $75,000 or under • Assisted our customers with loan payment modifications to assist during COVID - 19. • Continue to repurchase Select Bancorp, Inc. Common Stock.

Focus in 2020 • We intend to continue to attract and retain small business prospects and customers through proactive business development and by providing quality customer service. • Continue to attract top talent in all markets we serve. • We will focus on growth of non - interest income to improve revenue.

Thank you for attending today and for your support.